UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2018

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Tracy L. Porter as Chief Operating Officer

On April 1, 2018, Commercial Metals Company (the “Company”) announced that effective April 1, 2018, Tracy L. Porter will assume the role of Executive Vice President and Chief Operating Officer of the Company. Prior to this promotion, Mr. Porter served as of Executive Vice President-CMC Operations of the Company since September 30, 2016. Mr. Porter also served as Senior Vice President of the Company and President of the Company’s Americas Division since July 2010, and as Vice President of the Company and President of the Company’s Americas Division from April 2010 to July 2010. In the 19 years preceding July 2010, Mr. Porter has held various positions within the Company, including General Manager of CMC Steel Arkansas at Magnolia, Arkansas, head of the Company’s Rebar Fabrication Division, and Interim President of CMC Americas Division.

On April 1, 2018, in connection with Mr. Porter’s appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Porter and the Company entered into a Third Amendment to Employment Agreement (the “Third Amendment”), which amended and restated portions of that certain Employment Agreement, by and between Mr. Porter and the Company, dated as of April 19, 2010, as previously amended as of May 27, 2015 and September 30, 2016. The Third Amendment provides that Mr. Porter’s promotion to Executive Vice President and Chief Operating Officer was effective April 1, 2018 and increases Mr. Porter’s minimum annual base salary to $700,000.

In addition, the Company granted to Mr. Porter a one-time award of restricted stock units valued at $300,000, effective April 2, 2018, under the Commercial Metals Company 2013 Long-Term Equity Incentive Plan to reflect an increase in his long-term incentive opportunity commensurate with his new position. One-third of the restricted stock units will vest on each of April 2, 2019, April 2, 2020 and April 2, 2021 so long as Mr. Porter remains employed by the Company on such date and certain other conditions are satisfied. The restricted stock units will be settled in shares of the Company’s common stock. The Company also increased Mr. Porter’s target annual cash incentive bonus opportunity under the Commercial Metals Company 2013 Cash Incentive Plan from 90% of his base salary to 100% of his base salary commensurate with his new position.

There are no arrangements or understandings between Mr. Porter and any other persons pursuant to which Mr. Porter was named Executive Vice President and Chief Operating Officer of the Company. Mr. Porter does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Porter does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Form 8-K.

10.1	Third Amendment to Employment Agreement by and between Tracy L. Porter and Commercial Metals Company dated April 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: April 2, 2018
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary